EXHIBIT 32

SECTION 1350 CERTIFICATIONS

To my knowledge, this Report on Form 10-K for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date: February 15, 2007	By:	/s/ RONALD E. LOGUE
Ronald E. Logue,
Chairman and Chief Executive Officer
Date: February 15, 2007	By:	/s/ EDWARD J. RESCH
Edward J. Resch,
Executive Vice President, Chief Financial Officer and Treasurer